Exhibit 10.25

REVOLVING LOAN NOTE

$	Date: as of January 1, 2011
Jacksonville, Florida

For value received, JACKSONVILLE BANCORP, INC., a Florida corporation (the “Borrower”), promises to pay to the order of                     , an individual (hereinafter, together with any holder of this Revolving Loan Note, the “Lender”), on or before Revolving Loan Maturity Date, the lesser of (A)                     dollars ($            ) and (B) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Loan Agreement dated as of January 1, 2011, between the Borrower and the Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), and made available by the Lender to the Borrower at the maturity or maturities and in the amount or amounts stated provided in the Loan Agreement, together with interest (computed as provided in the Loan Agreement) on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement. Defined terms used but not defined in this Revolving Loan Note are as defined in the Loan Agreement.

This Revolving Loan Note evidences the Revolving Loans and other indebtedness incurred by the Borrower under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Revolving Loan Note is entitled to all of the benefits and security provided for in the Loan Agreement. All Revolving Loans shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement. Principal and interest are to be paid to the Lender as provided in the Loan Agreement.

Except for notices required under the Loan Agreement, the Borrower hereby (1) waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Loan Note, and (2) assents to any extension or postponement of the time of payment or any other indulgence.

The Revolving Loans evidenced hereby have been made, and this Revolving Loan Note has been delivered, in Jacksonville, Florida. This Revolving Loan Note is governed by, and is to be construed in accordance with, the laws of the state of Florida, in which state it will be performed. This Revolving Loan Note is binding upon the Borrower and its legal representatives, successors, and assigns. Wherever possible, each provision of the Loan Agreement and this Revolving Loan Note are to be interpreted so as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Revolving Loan Note is prohibited by or invalid under any such law, that provision will be severable and ineffective to the extent of that prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Revolving Loan Note.

[SIGNATURE PAGE FOLLOWS]

The Borrower is signing this Revolving Loan Note as of the date stated in the caption on the first page.

JACKSONVILLE BANCORP, INC., As the Borrower

By:
Name:
Title:

Signature Page to

Revolving Loan Note (                    )

Schedule to Exhibit 10.25

The form of Revolving Loan Note was executed by the following persons for the amounts set forth beside their names:

R.C. Mills - $200,000

Donald E. Roller - $300,000

Chelsea Rose - $100,000

Cheryl H. Rose (through IRA) - $100,000

John W. Rose (through 401(k) account) - $300,000

Price W. Schwenck - $200,000

John P. Sullivan - $200,000

Triad Financial Services - $200,000